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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the Company's previously filed Form S-8 Registration Statement (File No. 333-35751).


/s/ Arthur Andersen LLP



Philadelphia, Pa.,
October 1, 1999




                                      F-37